UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 9, 2014

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 27, 2014, First Security Group, Inc. (the “Company”) received a letter (the “Demand Letter”) from the law firm of Levi & Korsinsky LLP, on behalf of purported shareholders of the Company, alleging certain irregularities with respect to the issuance of stock options to the Company’s named executive officers, and demanding that the Board of Directors investigate claims, initiate legal action and take necessary and appropriate remedial measures.
While the Company’s management generally believes the allegations in the Demand Letter are without merit, the Board of Directors has formed a special committee (the “Special Committee”) to investigate the allegations and take corrective action as necessary. The Company is also making certain supplemental disclosure to its shareholders in advance of its Annual Meeting of Shareholders to ensure that shareholders have all information necessary for an informed vote. (See “Supplement to Proxy Statement” below.)
Summary of the Allegations
The Demand Letter alleges that the Compensation Committee of the Board of Directors granted stock options in excess of the annual limit imposed by the Company’s shareholder-approved 2012 Long-Term Incentive Plan (the “Plan”) to the Company’s named executive officers. The Demand Letter further alleges that the Company’s proxy statement for the 2014 Annual Meeting of Shareholders scheduled to be held on June 18, 2014 failed to disclose that the Company’s executive officers were granted awards in excess of the limit by the Compensation Committee.
In connection with these allegations, the Demand Letter demands that the Company’s Board of Directors:

1.
Rescind the excess stock options granted to the executive officers, and seek any further appropriate relief on behalf of the Company for damages sustained as a result of the misconduct from members of the Board, management, and any other person or entity (whether within or without the Company) responsible for the Plan violations described in the Demand Letter;

2.
Investigate whether there are additional violations of the Plan with respect to any other officers and directors and/or other years beyond what is described in the Demand Letter, and if so, take appropriate action;

3.	Issue curative disclosures prior to the Annual Meeting in a manner that corrects the alleged disclosure deficiencies described in the Demand Letter; and

4.
Adopt and implement adequate internal controls and systems at the Company designed to prohibit and prevent a recurrence of Plan violations including such as those described in the Demand Letter and ensure full compliance with NASDAQ rules and regulations and applicable law.

Management’s Response to the Allegations
As discussed in the Company’s 2013 Proxy Statement, the Plan, as approved by the Company’s shareholders at the 2013 Annual Meeting of Shareholders, provides for the issuance of up to 6,250,000 shares of the Company’s common stock. The Plan authorizes the Compensation Committee to make a variety of awards, including incentive and nonqualified options to purchase shares of the Company’s common stock, stock appreciation rights, other stock-based awards which are settled in either cash or shares of the Company’s common stock and are determined by reference to shares of stock, such as grants of restricted common stock, grants of rights to receive stock in the future, or dividend equivalent rights, and cash performance awards, which are settled in cash and are not determined by reference to shares of the Company’s common stock.
The Plan further provides that, for awards intended to qualify as performance-based awards under Section 162(m) of the Internal Revenue Code, no more than 50,000 shares may be issued to any one individual in a calendar year. The Plan does not contain any limitations, other than the aggregate number of shares reserved under the Plan, for awards that are not intended to qualify as performance-based awards under Section 162(m).

As identified in the Demand Letter, and as stated in the Company’s 2014 Proxy Statement, on July 24, 2013, the Compensation Committee granted awards of stock options under the Plan to each of the Company’s named executive officers in the number of shares indicated in the chart below:

Name	Number of Shares of Stock Underlying Stock Options
D. Michael Kramer	500,000
John R. Haddock	400,000
Denise M. Cobb	250,000
Christopher G. Tietz	400,000

The Compensation Committee also granted awards of stock options in excess of the 50,000 share threshold for performance-based awards under the Plan totaling 375,000 shares to other employees on July 24, 2013 (together with the grants to the named executive officers, the “Stock Option Awards”).
The Proxy Statement further disclosed that on July 24, 2013, the Compensation Committee also granted awards of restricted stock under the Plan to each of the Company’s named executive officers with respect to the number of shares indicated in the chart below:

Name	Number of Shares of Restricted Stock
D. Michael Kramer	200,000
John R. Haddock	160,000
Denise M. Cobb	100,000
Christopher G. Tietz	160,000

The Compensation Committee granted a total of 842,500 shares in the form of restricted stock grants to fifteen individuals on July 24, 2013 (collectively, the “Restricted Stock Awards”).
Based on a review of the Compensation Committee’s minutes, management does not believe the Compensation Committee intended for either the Stock Option Awards or the Restricted Stock Awards to constitute performance-based compensation under Section 162(m). Management further believes that the Stock Option Awards and Restricted Stock Awards are fully consistent with the terms of the shareholder-approved Plan for grants of non-performance based compensation.
The forgoing assessment consists of management’s view of the underlying facts relating to the allegations made in the Demand Letter. The views of management are not intended to be nor are they binding on the Special Committee.
Formation of the Special Committee
In light of the allegations made in the Demand Letter, on June 9, 2014, the Board of Directors of First Security Group formed a Special Committee with plenary power to decide whether it is in the best interests of the Company and its shareholders to pursue litigation or otherwise resolve the allegations raised in the Demand Letter. The Board further appointed independent directors Adam G. Hurwich and Robert R. Lane to the Special Committee following its determination that both directors are independent with respect to the allegations raised.
The Special Committee shall make and report its findings and determinations to the Board of Directors, which findings and determinations shall be final and not subject to review by the Board of Directors and in all respects shall be binding upon the Company. The Special Committee is further authorized to retain such financial, business or legal advisors as it deems necessary or appropriate in connection with considering and evaluating the allegations and is authorized to take such actions and make such investigations as it deems necessary or appropriate.
Mr. Hurwich joined the Company’s Board of Directors effective June 7, 2013. Mr. Hurwich was originally elected to the Board pursuant to the terms of the Stock Purchase Agreement dated February 25, 2013, which provided Ulysses Partners, L.P., an affiliate of Mr. Hurwich's employer, with the right to designate a director in connection with the Company’s recapitalization. Mr. Hurwich was re-elected to the Board of Directors by the Company’s common shareholders at the 2013 Annual Meeting of Shareholders. Mr. Hurwich currently serves as Portfolio Manager for Ulysses Management LLC. Mr.

Hurwich also serves as a member of the Financial Accounting Standards Advisory Council, an advisory committee for the Financial Accounting Standards Board.
Mr. Lane joined the Company’s Board of Directors effective February 7, 2012. Mr. Lane was originally elected to the Board of Directors by the United States Department of Treasury in connection with the Company’s participation in the TARP Capital Purchase Program. Following the Company’s recapitalization and exit from the TARP Capital Purchase Program, Mr. Lane was re-elected to the Board of Directors by the Company’s common shareholders at the 2013 Annual Meeting of Shareholders. Mr. Lane currently serves as a Faculty Advisor for the Fisher College of Business at the Ohio State University as well as serving as Chief Executive Officer of Lane Leadership Group, LLC, a consulting company specializing in executive coaching and professional development. Prior to Mr. Lane’s current positions, he served as President of the Central Ohio District of KeyBank N.A. in Columbus, OH. Prior to KeyBank, Mr. Lane served as a Director for Crowe Horwath and Company, LLP, where he was responsible for the East Coast business development and provided strategic planning services for banking clients. Mr. Lane also served as Chairman and Chief Executive Officer of First Union National Bank of Tennessee, a subsidiary of First Union Corporation.
Supplement to Proxy Statement
The following information amends and/or supplements the definitive proxy statement for the 2014 Annual Meeting of Shareholders to be held on June 18, 2014, as filed by the Company on April 23, 2014, and should be read in conjunction with the proxy statement, and terms used below have the meanings set forth in the proxy statement, unless otherwise defined below.
Compensation Risk Management
The second bullet point on page 10 under the heading "Compensation Risk Management" should be replaced in its entirety with the following:

•	the inclusion of caps for maximum payouts of certain compensation under applicable incentive plans, including, in particular, the lender incentive program;
Tax and Accounting Considerations
The last sentence of the second paragraph on page 14 under the heading “Tax and Accounting Considerations” should be replaced in its entirety by the following:
Certain payments under the 2002 Long-Term Incentive Plan and the 2012 Long-Term Incentive Plan may be designed to constitute “qualified performance-based compensation.”
The fourth paragraph on page 14 under the heading “Tax and Accounting Considerations” should be replaced in its entirety by the following:
All of the taxable compensation First Security paid in 2013 is expected to be deductible under Section 162(m). The stock option awards and restricted stock awards granted in 2013 to employees other than the named executive officers are not subject to the deductibility limitations under Section 162(m) of the Internal Revenue Code. Certain of the stock option awards and restricted stock awards granted to the named executive officers in 2013 may, if and when taxable, not be deductible under Section 162(m), depending on whether, and when, such awards become taxable in future calendar years. The Committee has the discretion under the 2012 Long-Term Incentive Plan to award non-deductible compensation if it believes doing so is in the best interests of First Security.
Federal tax law expressly provides that time-based restricted stock awards, including those granted by First Security in 2013, do not constitute “qualified performance-based compensation” under Section 162(m). Accordingly, the compensation expense related to the 2013 restricted stock awards will not be exempt from the dollar limitations on deductibility set forth in Section 162(m)(1) applicable to compensation that is not performance-based.
If compensation expense is ultimately recognized by First Security related to the 2013 stock option grants, such compensation expense will also not be exempt from the dollar limitations on deductibility set forth in Section 162(m)(1). To the extent the stock options qualify for incentive stock option treatment, the non-exemption will have no impact, as incentive stock options are not deductible under any circumstances.

To the extent the stock options do not qualify as incentive stock options, the spread upon exercise would be added to the covered executive’s total compensation for that year that is not exempt from the deductibility limitation. To the extent the executive’s total “non-exempt” compensation for that year does not exceed $1,000,000, the non-exemption will not limit the deductibility of the expense, as First Security would be entitled to deduct the entire compensation amount. To the extent the executive’s total “non-exempt” compensation for that year is more than $1,000,000, then First Security would not be entitled to deduct any amount over $1,000,000. In the ordinary course of business, First Security would not anticipate an executive’s total “non-exempt” compensation to exceed the $1,000,000 threshold, with the possible exception if the executive receives his or her entitled benefits under a change in control, as described in this Proxy.
As disclosed in First Security’s Form 8-K filed on June 10, 2014, the law firm of Levi & Korsinsky LLP, on behalf of purported shareholders of First Security, has sent a demand letter alleging that the Compensation Committee of the Board of Directors granted stock options in excess of the annual limit imposed by the Company’s shareholder-approved 2012 Long-Term Incentive Plan to the Company’s named executive officers, and demanding that the stock options awarded in excess of the limit be rescinded.
In light of the allegations made in the demand letter, on June 9, 2014, the Board of Directors of First Security Group formed a special committee with plenary power to decide whether it is in the best interests of the Company and its shareholders to pursue litigation or otherwise resolve the allegations raised in the letter. The Board further appointed independent directors Adam G. Hurwich and Robert R. Lane to the special committee following its determination that both directors are independent with respect to the matters to be considered by the special committee.
The special committee shall make and report its findings and determinations to the Board of Directors, which findings and determinations shall be final and not subject to review by the Board of Directors and in all respects shall be binding upon the Company. The special committee is further authorized to retain such financial, business or legal advisors as it deems necessary or appropriate in connection with considering and evaluating the allegations and is authorized to take such actions and make such investigations as it deems necessary or appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:    June 10, 2014

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer